Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in the Application for Conversion filed with the OTS and the Registration Statement on Form S-1, filed with the Securities and Exchange Commission, of our report dated April 7, 2010 on the consolidated financial statements of Heritage Financial Group.

We also consent to the reference to our firm under the “Experts” in the Prospectus contained in the Application for Conversion and Registration Statement on Form S-1.

/s/ Mauldin & Jenkins, LLC

Mauldin & Jenkins, LLC

Albany, Georgia
October 6,  2010